As Filed With the Securities and Exchange Commission on October 27, 1999;
                                                      Registration No. 333-82661
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ___________________________

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ___________________________

                           PREMIER BANCSHARES, INC.
                          ___________________________

            (Exact name of registrant as specified in its charter)

   Georgia                         6025                         58-1793778
----------------           ---------------------          ----------------------
(State or Other            (Primary Standard              (I.R.S. Employer
Jurisdiction of            Industrial  Classi-            Identification Number)
Incorporation or           fication Code Number)
Organization)

                              2180 Atlanta Plaza
                           950 East Paces Ferry Road
                            Atlanta, Georgia 30326
                                (404) 814-3090

--------------------------------------------------------------------------------

              (Address, including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          Elizabeth O. Derrick, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                              One Atlantic Center
                          1201 West Peachtree Street
                            Atlanta, Georgia 30309
                                (404) 872-7000


               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)

--------------------------------------------------------------------------------

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

                           DEREGISTRATION OF SHARES

     Premier Bancshares, Inc. (the "Registrant") hereby deregisters 4,346 of the 2,037,743 shares of its common stock, par value $1.00 per share (the "Common Stock"), registered on its Registration Statement on Form S-4 (Registration No. 333-82661) for public issuance. This Registration Statement covered the maximum number of shares which could have been issued pursuant to the term of that certain Agreement and Plan of Reorganization by and between the Registrant and North Fulton Bancshares, Inc. dated as of April 6, 1999, as amended, or pursuant to the North Fulton Bancshares, Inc. 1996 Stock Incentive Plan which was assumed by the Registrant in connection with the Agreement. Pursuant to the Agreement, the outstanding shares of North Fulton were converted into 1,829,464 shares of the Registrant's Common Stock and options to purchase 203,933 shares of the Registrant's Common Stock were reserved for issuance under North Fulton Bankshares, Inc. 1996 Stock Incentive Plan, therefore, the Registrant did not issue the total number of shares of Common Stock registered.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 25, 1999.


                                    Premier Bancshares, Inc.


                                    By: /s/ Darrell D. Pittard
                                        ---------------------------------------
                                        Darrell D. Pittard, Chairman and Chief
                                        Executive Officer

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                  Title                       Date
          ---------                  -----                       ----

             *                     Director                 October 25, 1999
---------------------------
James L. Coxwell, Sr.

             *                     Director                 October 25, 1999
---------------------------
William M. Evans, Jr.

             *                     Director                 October 25, 1999
---------------------------
John H. Ferguson

             *                     Director                 October 25, 1999
---------------------------
Robert E. Flournoy III

             *                     Director                 October 25, 1999
---------------------------
James E. Freeman

             *                     Director                 October 25, 1999
---------------------------
A. F. Gandy

             *                     Director                 October 25, 1999
---------------------------
Robin R. Howell

             *                     Director                 October 25, 1999
---------------------------
Billy H. Martin

             *                     Director                 October 25, 1999
---------------------------
C. Steve McQuaig

             *                     Director, President and Chief                     October 25, 1999
-----------------------------      Operating Officer
Robert C. Oliver

             *                     Director                                          October 25, 1999
-----------------------------
Thomas E. Owen, Jr.

/s/ Darrell D. Pittard             Chairman and Chief Executive Officer              October 25, 1999
-----------------------------      (principal executive officer)
Darrell D. Pittard

             *                     Chief Financial Officer and Executive             October 25, 1999
-----------------------------      Vice President (principal financial
Michael E. Ricketson               and accounting officer

             *                     Director                                          October 25, 1999
-----------------------------
John D. Stephens

             *                     Director                                          October 25, 1999
-----------------------------
James E. Sutherland, Sr.

*  By:  Darrell D. Pittard, Attorney-in-Fact